UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________________________

FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2019 (December 8, 2019)

THL CREDIT SENIOR LOAN fund
(Exact Name of Registrant as Specified in its Charter)

Delaware	811-22874	46-6926742
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

227 West Monroe Street, Suite 3200
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (312) 702-8199

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares of Beneficial Interest, $0.001 par value per share	TSLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Press Releases

On December 9, 2019, THL Credit Senior Loan Fund (the "Fund") issued a press release announcing that THL Credit Advisors LLC, the investment adviser to the Fund (the "Adviser") entered into a definitive agreement with First Eagle Investment Management, LLC ("First Eagle"), whereby a newly formed subsidiary of First Eagle has agreed, subject to the satisfaction of the closing conditions, to merge with and into the Adviser, with the Adviser as the surviving company (the "Transaction").

The full text of the Fund's press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On December 8, 2019, the Adviser issued a press release announcing the Transaction. The full text of the Adviser's press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated December 9, 2019
99.2	Press release, dated December 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THL CREDIT SENIOR LOAN FUND

Date: December 9, 2019	By: /s/ Jennifer Wilson
Name: Jennifer Wilson
Title: Secretary